SCHEDULE 14A

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Consent Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Health Management Associates, Inc.

(Name of Registrant as Specified In Its Charter)

Glenview Capital Partners, L.P.

Glenview Capital Master Fund, Ltd.

Glenview Institutional Partners, L.P.

Glenview Offshore Opportunity Master Fund, Ltd.

Glenview Capital Opportunity Fund, L.P.

Glenview Capital Management, LLC

Larry Robbins

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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On July 3, 2013, Glenview Capital Management, LLC issued a press release relating to Health Management Associates, Inc attaching a letter to stockholders. A copy of the press release and letter is filed herewith as Exhibit 1.

Exhibit 1

FOR IMMEDIATE RELEASE

Glenview Capital Proposes Ninth Industry-Leading Nominee to

HMA Board of Directors

NEW YORK, NY (July 3, 2013) – Glenview Capital Management LLC, which owns 14.6% of the common stock of Health Management Associates, Inc. (NYSE: HMA), today added a ninth nominee to the group of healthcare leaders prepared to serve as a Fresh Alternative for the Board of Directors of HMA. The announcement was made in the following open letter to all shareholders:

July 3, 2013

Fellow HMA Shareholders:

We are pleased to present well-known and widely respected healthcare executive JoAnn Reed as the ninth Board nominee for your consideration as the Fresh Alternative to Revitalize HMA, along with her abbreviated biographical information for your review.

•	JoAnn Reed

•

Executive healthcare experience: Chief Financial Officer and Senior Vice President of Finance of Medco Health Solutions, Inc. from 1992 to March 2008, and advisor to the CEO from April 2008 to April 2009; senior finance positions at Medco Containment Services, Inc. from 1988 to 1992; Assistant Controller of CBS Records, American Re-insurance Co, Standard and Poor’s and Timeplex Inc.

•

Extensive board experience: Director of American Tower Corporation since 2007, member of the audit committee; Director of Waters Corporation since 2006; Trustee of St. Mary’s College of Notre Dame, Indiana.

•	Extensive knowledge and experience as a senior financial executive in healthcare services, with broad accounting, finance and healthcare industry expertise.

We encourage all shareholders to review the documentation available at www.revitalizehma.com as well as all information that may be provided by the sitting HMA Board so that each shareholder can make a well-informed decision in this democratic process.

Respectfully yours,

Glenview Capital Management

About Glenview Capital Management

Glenview Capital Management is a private investment management firm with more than $6 billion of assets under management. The firm was founded in 2000 and manages capital for qualified investors through a series of private investment funds, and has offices in New York and London. Glenview is focused on delivering attractive absolute returns through an intense focus on deep, fundamental research and individual security selection.

# # #

For More Information go to www.revitalizehma.com or contact:

Scott Tagliarino/Katrina Allen

ASC Advisors LLC

(203) 992-1230

GLENVIEW CAPITAL PARTNERS, L.P., GLENVIEW CAPITAL MASTER FUND, LTD., GLENVIEW INSTITUTIONAL PARTNERS, L.P., GLENVIEW OFFSHORE OPPORTUNITY MASTER FUND, LTD., GLENVIEW CAPITAL OPPORTUNITY FUND, L.P., GLENVIEW CAPITAL MANAGEMENT, LLC AND LARRY ROBBINS (COLLECTIVELY, “GLENVIEW”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF HEALTH MANAGEMENT ASSOCIATES, INC. (“HMA” OR “THE COMPANY”) IN CONNECTION WITH GLENVIEW’S INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS FROM THE STOCKHOLDERS OF THE COMPANY, BY GLENVIEW AND OTHER PARTICIPANTS IN SUCH SOLICITATION (COLLECTIVELY, THE “PARTICIPANTS”) WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE PRELIMINARY CONSENT STATEMENT FILED ON JUNE 25, 2013 WITH THE SEC AND IS AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. WHEN COMPLETED, THE DEFINITIVE CONSENT STATEMENT AND FORM OF WRITTEN CONSENT WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF THE COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, GLENVIEW WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST TO OKAPI PARTNERS LLC, TELEPHONE: (877) 869-0171.

Cautionary Statement Regarding Forward-Looking Statements

This presentation may include “forward-looking statements” that reflect current views of future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature are often used to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals are forward-looking. Glenview’s forward-looking statements are based on its current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, no person undertakes any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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